Registration No. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 BENIHANA INC.
            (Exact name of Registrant as specified in its charter)

Delawar                                                       65-0538630
(State or other jurisdiction                                 (I.R.S. employer
of incorporation or organization)                            identification no.)

8685 Northwest 53rd Terrace
Miami, Florida                                               33166
(Address of principal executive offices)                     (Zip Code)

                Non-Qualified Stock Option issued to John E. Abdo
             Non-Qualified Stock Option issued to Darwin C. Dornbush
                         (Full title of the plans)

                             Joel A. Schwartz
                               Benihana Inc
                        8685 Northwest 53rd Terrace
                           Miami, Florida 33166
                  (Name and address of agent for service)
                             (305) 593-0770
            Telephone          number, including area code, of agent for service
                               Copy to:
                      Herschel S. Weinstein, Esq.
              Dornbush Mensch Mandelstam & Schaeffer, LLP
                           747 Third Avenue
                       New York, New York  10017
                           (212) 759-3300

                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed     Proposed
                                       Maximum      Maximum           Amount of
Title of Securities    Amount to be     Price       Aggregate       Registration
 to be registered       Registered    Per Share*   Offering Price*      Fee
-------------------------------------------------------------------------------

Common Stock, par
value $.10 per share   20,000 shares    $ 5.75       $115,000         $ 30.36
-------------------------------------------------------------------------------


 * Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933. As all shares are subject to outstanding but unexercised options, the price is computed on the basis of the weighted average of the exercise prices of such options.


                               P R O S P E C T U S


                                   BENIHANA INC.


                          20,000 Shares of Common Stock


                  This Prospectus relates to 20,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Benihana Inc., a Delaware corporation (the "Company"). The shares of Common Stock offered hereby are referred to herein as the "Shares". All of the Shares may be offered and sold from time to time by the Selling Stockholders named herein or their transferees (the "Selling Stockholders") See "SELLING STOCKHOLDERS."

                  The Shares offered by this Prospectus may be sold from time to time by the Selling Stockholders, or by transferees, at any time after the date of this Prospectus. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares.

                  The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. See "Selling Stockholders." The Common Stock is traded on the National Market System of the National Association of Securities Dealers under the symbol BNHN. On March 29, 2000 the last trade price for the Common Stock on the National Market System was $14 1/2.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The Date of this Prospectus is March 30, 2000


                                   AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Offices at Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www. sec.gov. The Company's Common Stock is traded on the Nasdaq National Market System, and such reports, proxy statements and certain other information can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 under the Securities Act, with respect to the Common Stock being offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits and schedules thereto to which reference is hereby made. The statements in this Prospectus as to the contents of such Registration Statement are qualified in their entirety by such reference. The Registration Statement, together with its exhibits and schedules, may be inspected at the Public Reference Section of the Commission in Washington, D.C. at the address noted above, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1999;

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 18, 1999, October 10, 1999 and January 2, 2000; and

          3. The Company's proxy statement for the Company's Annual Meeting of Stockholders held on August 5, 1999.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

                  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered copies of the above documents, other than exhibits thereto, upon request of any such person to the Secretary of the Company, 8685 Northwest 53rd Terrace, Miami, Florida 33166 (telephone number (305) 593-0770).

                                    THE COMPANY

                  Benihana Inc. and its subsidiaries (the "Company") own and operate 53 Japanese teppanyaki-style and sushi restaurants and franchise twelve other such restaurants. The Company has the exclusive rights to own, develop and license Benihana and Benihana Grill restaurants in the United States (subject to certain rights owned by an affiliate, Benihana of Tokyo, Inc., ("BOT") in the State of Hawaii), Central and South America and the islands of the Caribbean Sea, and owns the related United States trademarks and service marks. The Company has also opened its first new sushi restaurant concept, "Sushi Doraku by Benihana," and has acquired two sushi restaurants in New York City called "Haru."

                  The Benihana restaurants feature the teppanyaki-style of Japanese cooking in which the food is prepared by a Benihana chef on a grill which forms part of the table on which the food is served. The Benihana Grills are smaller versions of the Benihana restaurants suitable for smaller markets and strip shopping centers.

                  The Company is incorporated under the laws of the State of Delaware. The principal executive offices of the Company are located at 8685 Northwest 53rd Terrace, Miami, Florida 33166 and its telephone number is (305) 593-0770).


                                   USE OF PROCEEDS

                  The Company will receive none of the net proceeds from the sale of the Selling Stockholders Shares offered hereby. The Company is paying all expenses of the registration of the Shares other than underwriting or brokerage commission discounts and counsel fees for the Selling Stockholders.


                                PLAN OF DISTRIBUTION

                  The Selling Stockholders have advised the Company that they may offer and sell the shares of Common Stock offered hereby (See "Selling Stockholders") from time to time in broker's transactions, individually negotiated transactions or a combination thereof at market prices prevailing from time to time. The precise amounts and timing of sales, if any, of the shares offered hereby will be determined from time to time by the Selling Stockholders in their sole discretion.

                  The Company has agreed to bear the costs of registering the Selling Stockholders Shares offered hereby under the Securities Act of 1933, as amended.

                  The  Selling   Stockholders   will  deliver  a  Prospectus  in
connection with the sale of the Shares offered hereby.

                              SELLING STOCKHOLDERS

                  The Selling Stockholders are offering hereby a total of 20,000 shares of Common Stock. The following table sets forth the name of each of the Selling Stockholders, such person's relationship with the Company, the number of Shares of such class now owned by each Selling Stockholder (including the number of shares the Selling Stockholder has the right to acquire through the exercise of options and warrants), the total number of Shares offered hereby and the number of Shares and percentage of such class which will be owned by each of the Selling Stockholders after completion of the Offering:

                        Common Stock
                        ------------

                      Number of       Number of       Shares to       Percentage
                      Shares of       Shares of       be Owned        of Class
                      Class           Class           After           After
   Name               Owned           Offered         Offering        Offering
   ----               ---------       ---------       --------        ----------
John E. Abdo1         27,5002           7,500          20,000            *

Darwin C. Dornbush3   17,5004          12,500           5,000            *


---------------------------

        1  Mr. Abdo is a director of the Company.
        2 Includes 17,500 shares receivable through exercise of options. 3 Mr. Dornbush is a director and the Secretary of the Company 4 Consists of 17,500 shares receivable through exercise of options.

        *        Less than 1%.





                              LEGAL MATTERS

                 The legality of the securities being offered hereby will be passed upon for the Company by Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York. Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP., is a director and the Secretary of the Company and owns, beneficially and of record, 1,000 shares of the Company's Class A Common Stock and options to purchase 17,500 shares of the Company's Common Stock and 20,000 shares of the Company's Class A Common Stock and is a Selling Stockholder. Mr. Dornbush is also a trustee of a voting trust which is the record owner of all of the issued and outstanding stock of Benihana of Tokyo Inc., which owns, beneficially and of record, 1,830,405 shares of the Common Stock and 700 shares of the Company's Series A Convertible Preferred Stock, which is convertible into 105,263 shares of the Company's Class A Stock.

                                  EXPERTS

                  The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 28, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.





                   ---------------------------------            ----------------

    No  dealer,  salesman  or any  other  person  has been
authorized  to  give  any   information  or  to  make  any
representations   not  contained  in  this  Prospectus  in      BENIHANA INC.
connection  with the  offering  described  herein  and, if
given or made,  such  information or  representation  must
not be  relied  upon  as  having  been  authorized  by the    12,500 Shares of
Company or any Underwriter. This Prospectus does not Class A Common Stock constitute an offer of any securities other than those specifically  offered  hereby or of any of the  securities
offered hereby in any  jurisdiction  to any person to whom
it is unlawful to make such offer or  solicitation in such
jurisdiction.  Neither  the  delivery  of this  Prospectus
nor   any   sale   made   hereunder   shall,   under   any
circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                        ------------                              --------

                     TABLE OF CONTENTS                           PROSPECTUS
                                                                  --------

                                                Page
                                                ----
Available Information....................................2
Incorporation of Certain
  Documents by Reference.................................2
The Company..............................................3      March 30, 2000
Use of Proceeds..........................................3
Plan of Distribution.....................................3
Selling Stockholders.....................................4
Legal Matters............................................4
Experts..................................................5



              -------------------------                         ----------------




                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                           (a) The Annual Report of Benihana Inc. (the "Company") for the fiscal year ended March 28, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

                           (b) All other reports of the Company  filed  pursuant
                  to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 28, 1999.

                           (d) The Registration  Statement of Benihana  National
                  Corp., a predecessor of the Company on Form 8-A registering the Class A Stock under Section 12 of Securities Exchange Act of 1934, which contains a description of the Class A Common Stock.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP., counsel to the Company, is a director and Secretary of the Company and owns, beneficially and of record, 1,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") and options to purchase 17,500 shares of the Common Stock and 20,000 shares of the Company's Class A Common Stock, par value $.10 (the "Class A Stock"). Mr. Dornbush is a Selling Stockholder hereunder. Mr. Dornbush is also a trustee of a voting trust which is the record owner of all of the issued and outstanding stock of Benihana of Tokyo Inc., a New York corporation ("BOT") which owns, beneficially and of record, 1,830,405 shares of the Common Stock and 700 shares of the Company's Series A Convertible Preferred Stock, which is convertible into 105,263 shares of the Company's Class A Stock.




Item 6.  Indemnification of Directors and Officers.

                   Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Company may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Company to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Company is required to indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

                  The Company's Certificate of Incorporation and By-Laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for negligent breaches of their fiduciary duties to the Company in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

                  The Company carries an officers' and directors' liability insurance policy which provides for payment of expenses of the Company's officers and directors in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as officers and directors, in accordance with the Company's By-Laws and the General Corporation Law of Delaware.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given ertain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                   4.01 - Stock Option Agreement dated July 1, 1992 between Benihana National Corp., a predecessor of the Company, and John E. Abdo.

                   4.02   - Stock Option Agreement dated August 4, 1995 between
                                    the Company and Darwin C. Dornbush.

                   5.01             - Opinion of Dornbush  Mensch  Mandelstam  &
                                    Schaeffer, LLP.

                  23.01 - Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP (included in Exhibit 5.01).

                  23.02 - Consent of Deloitte & Touche LLP.

                  24.01 - Power of Attorney (included in signature page).

Item 9.  Undertakings.

                  (a)      The undersigned Company hereby undertakes:

                           (1)      To file,  during any period in which offers
or sales  are  being  made,  a  post-effective  amendment  to this  Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2)      That, for the purpose of  determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida, on the 29th day of March, 2000.


                                             BENIHANA, INC.



                                    By:   /s/ Joel A. Schwartz
                                       ------------------------------
                                          Joel A. Schwartz, President





                         POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Schwartz, Michael R. Burris and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                           DATE
    ---------                         -----                           ----

Principal Executive
Officer:




 /s/ Joel A. Schwartz           President, Chief                 March 29, 2000
 ----------------------         Executive Officer
     Joel A. Schwartz           and Director


Principal Financial and
Accounting Officer:




   /s/ Michael R. Burris         Vice President-                 March 29, 2000
  ------------------------       Finance
       Michael R. Burris

DIRECTORS:




 /s/ Taka Yoshimoto           Executive Vice President-          March 29, 2000
 ---------------------        Operations and a Director
     Taka Yoshimoto




 /s/ Kevin Aoki                Vice President-Marketing          March 29, 2000
 -----------------------       and a Director
     Kevin Aoki




 /s/ Norman Becker              Director                         March 29, 2000
 ------------------------
     Norman Becker




/s/ Robert B. Greenberg         Director                         March 29, 2000
--------------------------
    Robert B. Greenberg




 /s/ John E. Abdo                Director                        March 29, 2000
 --------------------------
     John E. Abdo





 /s/ Darwin C. Dornbush          Director                        March 29, 2000
 ---------------------------
     Darwin C. Dornbush

                                 EXHIBIT INDEX


Exhibit                                                           Consecutively
Number                         Exhibit                            Numbered Page
-------                        -------                            --------------

 4.01  - Stock Option Agreement dated July 1, 1992                      15
               between Benihana National Corp., a predecessor of the Company, and John E. Abdo.

 4.02  - Stock Option Agreement dated August 4, 1995                    24
               between the Company and Darwin C. Dornbush.

 5.01  - Opinion of Dornbush Mensch Mandelstam                          32
               & Schaeffer, LLP.


23.02  - Consent of Deloitte & Touche LLP.                              33

                                                                   EXHIBIT 4.01

                           BENIHANA NATIONAL CORP.

            INDIVIDUAL STOCK OPTION AGREEMENT FOR OPTIONS GRANTED


         STOCK OPTION AGREEMENT, made and entered into as of the 1st day of July, 1992 (the "Date of Grant"), by and between BENIHANA NATIONAL CORP., a Delaware corporation (the "Company") and JOHN E. ABDO a director of the Company (the "Option Holder").
         NOW THEREFORE, in consideration of the mutual premises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

     1. OPTION GRANT. The Company grants to the Option Holder an option (the "Option") to purchase 7,5000 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company Common Stock, par value $.10 a share (the "Common Stock").

     2. OPTION PRICE. The Option exercise price of the shares of Common Stock covered by the Option shall be $1.375 per share.

     3. TIME OF EXERCISE. The Option shall become exercisable commencing one year from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject, however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

     4. EXPIRATION OF OPTION. Subject to the provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 p.m. (New York City time) ten
(10) years from the Date of Grant.

     5. MANNER OF EXERCISING OPTION. The Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashier's check, or postal or express money order payable to the Company in payment of the full Option price for the number of shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, (i) with the approval of the Company's Board of Directors pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Common Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of shares as to which the Option is being exercised or (ii) with the approval of the Board be entitled to pay the Option price by tendering to the Company cash in an amount equal to one-tenth of such price and an interest bearing promissory note, in form satisfactory to counsel to the Company, in the principal amount of the remainder (the "Note").

     This Note will mature and be payable in full on the ninth anniversary of the exercise date. The Option Holder may prepay at any time the entire and, from time to time any portion of, the unpaid principal of the Note. Any such prepayments shall be applied to the payments to be made under the Note in the inverse order of their maturity. No such prepayment shall obligate the Company to forgive or accelerate the forgiveness of any portion of the Note. The Company has the right to require the Option Holder to pledge the shares acquired pursuant to the exercise hereof as security for payment of the Note and to require the Option Holder to enter into a pledge agreement with respect to such shares in form and substance satisfactory to counsel to the Company.

     Upon termination of the Option Holder's services as a director of the Company, or any of its subsidiaries, for any reason other than death, disability or retirement, the entire unpaid balance due on the Note shall become immediately due and payable, with accrued interest, on the sixtieth day after such termination. Should the Option Holder's services as a director terminate due to death, disability or retirement, the payment terms of the Note shall not accelerate and the Note shall remain the obligation of the Option Holder or his estate.

     6. RIGHTS AS STOCKHOLDER. The Option Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

     7. PURCHASE FOR INVESTMENT. The Option Holder represents that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time as he exercises the Option and as a condition of its exercise, if so requested by the Board, he shall deliver to the Company a written representation (in form acceptable to the Board) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                           "The shares  represented by this certificate have not
                    been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

     8. NON-ASSIGNABILITY. During the lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferrable except by will or by the laws of descent and distribution.

     9. TERMINATION OF DIRECTORSHIP. No Option granted under the Plan shall be exercisable after the date upon which the Option Holder ceases to serve as a director of the Company for any reason other than death, except that an Option may be exercised at any time within three months after the termination of such directorship (or twelve months in the event of termination of such directorship by reason of disability), but in each case prior to the expiration of the term of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

     10. DEATH OF OPTION HOLDER. In the event of the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder at any time prior to the Option expiration date or twelve months from the date of death of the Option Holder, whichever is earlier.

     11. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by the stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

     12. RESTRICTION ON EXERCISE. If at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option may not be exercised in whole or part unless such listing, registration, qualification, consent or approval shall have been effective or obtained free of any conditions not acceptable to the Board, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

     13. WITHHOLDING TAXES. The Company shall have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

     14. AMENDMENTS. This Agreement may not be amended or modified without written consent of the Option Holder.

     15. NOTICE. Notices under this Agreement shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

     16. INTERPRETATION. All decisions and interpretations made by the Board with regard to any question arising under this Agreement shall be binding and conclusive on the Company and the Option Holder.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

     18. TAX CONSEQUENCES. The Option Holder shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement all on the date and year first above written.



                                             BENIHANA NATIONAL CORP.



                                             By:
                                                ----------------------------

                                             -------------------------------
                                                    Option Holder

                                                                EXHIBIT 4.02


                              BENIHANA INC.

           INDIVIDUAL STOCK OPTION AGREEMENT FOR OPTIONS GRANTED


                              --------------


                  STOCK OPTION AGREEMENT, made and entered into as of the 4th day of August, 1995 (the "Date of Grant"), by and between BENIHANA INC., a Delaware corporation (the "Company"), and DARWIN C. DORNBUSH, a director of the Company (the "Option Holder").

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                           1.       OPTION GRANT.  Pursuant to the terms and
conditions of this Agreement, the Company hereby grants to the Option Holder an Option (the "Option") to purchase 12,500 shares (subject to adjustment as provided in Paragraph 11 of this Agreement) of the Company's Common Stock, par value $.10 a share (the "Common Stock").

                           2.       OPTION PRICE.  The Option exercise price of
the shares of Common Stock covered by the Option shall be $8.375 per share.

                           3.       TIME OF EXERCISE.  The Option shall become
exercisable with respect to 6,250 shares of Common Stock commencing one year from the date hereof and with respect to the remaining 6,250 shares of Common Stock commencing two years from the date hereof. The Option may be exercised from time to time and at any time or times prior to its expiration with respect to all, or any whole number, of the shares of stock for which it shall have become exercisable, subject however, to the provisions of Paragraphs 9 and 10 of this Agreement as to earlier expiration of the Option by reason of the Option Holder's death or termination of his services as a director. No omission to exercise the Option with respect to any shares shall result in lapse of the Option with respect thereto until the Option has expired as provided in this Agreement.

                           40       EXPIRATION OF OPTION.  Subject to the
provisions of Paragraphs 9 and 10 of this Agreement, the Option shall expire at 5:00 P.M. (New York City time) ten (10) years from the date hereof.

                           50       MANNER OF EXERCISING OPTION.  The Option is
exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit A. Such notice shall be accompanied by a certified or cashiers check, or postal or express money order payable to the Company in payment of the full Option price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may, with the approval of the Company's Board of Directors (the "Board"), pay the Option price (or balance thereof) by tendering to the Company shares of the Company's Common Stock owned by him and having a fair market value (as determined by the Board in its absolute discretion) equal to the cash Option price (or balance thereof) for the number of Shares as to which the Option is being exercised.

                           60       RIGHTS AS STOCKHOLDER.  The Option Holder
shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of issuance of such certificate or certificates.

                           70       PURCHASE FOR INVESTMENT.  The Option Holder
represent that he is accepting the Option for his own account for investment and with no intention of distributing or selling the shares covered by the Option. The Option Holder agrees that, at such time or times as he exercises the Option and as a condition of its exercise, if so requested by the Board or Committee, he shall deliver to the Company a written representation (in form acceptable to the Board or Committee) that the shares as to which the Option Holder is exercising the Option are being purchased for investment and not with a view to their distribution, together with such other or additional representations and agreements and information as the Board or Committee deems necessary or desirable to assure compliance by the Company, on terms acceptable to it, with the provisions of the Securities Act of 1933 and any other applicable legal requirements, and the Option Holder also agrees that the certificates representing the shares covered by the Option shall each bear a legend in substantially the following form:

                    "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to the Company delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

                           80       NON-ASSIGNABILITY.  During the lifetime of
the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will or by the laws of descent and distribution.

                           90       TERMINATION OF EMPLOYMENT.  No option shall
be exercisable after the date which is three months after the date upon which the Option Holder ceases to serve as a director of the Company for any reason including death, disability or resignation, except that in the even such termination results from the death of the Option Holder, an Option may be exercised at any time within three months after the appointment and qualification of the Option Holder's legal representative, but in each case prior to the expiration of the form of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate his services at any time.

                           100      DEATH OF OPTION HOLDER.  In the event of
the death of the Option Holder while a director of the Company, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder at any time prior to the Option expiration date or twelve months from the date of death of the Option Holder, whichever is earlier.

                           110      CAPITAL ADJUSTMENTS.  The number of shares
of Common Stock covered by the Option, and the Option price thereof, shall be subject to such adjustment as the Board may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation, or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

                           120      RESTRICTION OF EXERCISE.  If at any time the
Board or the Committee determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option mat not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

                           130      WITHHOLDING TAXES.  The Company shall have
the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

                           140      AMENDMENTS.  This Agreement shall be subject
to any duly authorized amendments applicable to options issued under the Company's Directors' Stock Option Plan (the "Plan"), to the extent and as provided in Section 13 of the Plan.

               (1) NOTICES. Notices under this Agreement shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

                           150      INTERPRETATION.  All decisions and
interpretations made by the Board with regard to any question arising under this Agreement or the Plan shall be binding and conclusive on the Company and the Option Holder.

                           160      SUCCESSORS AND ASSIGNS.  This Agreement
shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in Paragraphs 8 and 10 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

                         170      TAX CONSEQUENCES.  The Option Holder shall
consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

                           180      ENTIRE AGREEMENT.  Although this Option is
not granted under the Plan, the provisions of the Plan, except for Sections 2, 4 and 12 thereof, are incorporated herein by reference and are a part of this Agreement. The Plan and this Agreement constitute the entire agreement between the parties relating to the grant of the Options contemplated hereby and supersedes all prior and contemporaneous agreements, both written and oral, with respect to the subject matter hereof. In the event of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling .
                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Option Holder has duly signed this Agreement as of the day and year first above-written.



                                             BENIHANA INC.



                                         By:  /S/ Joel A. Schwartz
                                            -------------------------
                                            Name: Joel A. Schwartz
                                            Title: President


                                              /s/ Darwin C. Dornbush
                                             -------------------------
                                                   Option Holder

                                                             EXHIBIT 5.01

         [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                                            March 29, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Benihana Inc.
                           Registration Statement on Form S-8

Gentlemen:

         We have been requested by Benihana Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 20,000 shares (the "Shares") of the Company's Common Stock, par value $.10, which may be issued by the Company pursuant to the terms of a Stock Option Agreement dated July 1, 1992 between John E. Abdo and Benihana National Corp., a predecessor of the Company, and a Stock Option Agreement dated August 4, 1996 between the Company and Darwin
C. Dornbush (collectively, the "Stock Option Agreements"). Mr. Dornbush is a member of this firm.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-laws, the Stock Option Agreements, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Stock Option Agreements, will be legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,
                                 /s/ DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP
                                   DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP

                                                             EXHIBIT 23.02









Independent Auditors' Consent




We consent to the incorporation by reference in the Registration Statement of Benihana Inc. on Form S-8 of our report dated May 7, 1999, appearing in the Annual Report on Form 10-K of Benihana Inc. and subsidiaries for the year ended March 28, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.




/S/  DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
March 27, 2000